Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Satellogic Inc. Second Amended and Restated 2021 Incentive Compensation Plan of our report dated March 19, 2026, with respect to the consolidated financial statements of Satellogic Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Charlotte, North Carolina

March 19, 2026